UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Presentations & Materials Forest 2011 Annual Meeting — Windows Internet Explorer • I Si http://www.frx2D 1 lannualmeeting.eorn.presentations-matErialg/ ‘ ile Edit View Favorites Tools Helpc Co,«jle V J Search — • More » _ Sign In <\ — X * ^Favorites ^ f!j Best of the Web f!j Channel Guide f!j Free Hotmail je_, Internet Explorer News £_, Internet Start g] Web Slice Gallery — f£ Presentations a Materials Forest 2D11 Annual Meeting Page » Safety ~ Tools — Forest Laboratories, Inc. Visitfrjt.com Home Press Releases Shareholder Letters Presentations & Materials Our Nominees Proxy Materials SEC Filings Contact Presentations & MaterialsTitleDate08.05.2011Forest Labs-A Leading Pharmaceutical Company08.04.2011 Icahn’s Augjsf. 3rd Claims are Filled with Misrepresentations07.28.2011 For&sf Labs -A Leading Pnarma Company 06.13.2011 Submission on B&rialf of Howard Solomon to trie HHS-DIG from Davis Polk a Wardw&ll LLP 04.05.2011 FRX Board Meeting Minutes from April 5, 201103.29.2011 FRK Presentation to the HHS-OIC from Debevoise & Plimpton LLP

//www.frx2Qllannual meeting. com/presentations-materials/ File Edit View Favorites Tools Help Favorites Presentations & Materials I Forest 2011 Annual M,., Page Safety Tools Miinmcs 11 um 03.29.2011 FRX Presentation to the HHS-QIG from Debevoise & Plimpton LLP Letters Date Title 08052011 Case Closure Letter to Howard Solomon from the HHS-QIG 07.25.2011 Letter from Dr. Jorge Gallardo. Chairman of the Board. Almirall 07.18.2011 06.23.2011 06.15.2011 Letter from Peter M. Hecht. CEO, Ironwood Pharmaceuticals Letter from Lisa A. Richard. President. U.S. Chamber Institute for Legal Reform Letter from John J. Castellani. President and CEO. PhRMA 04.18.2011 Letter from Dr. Jochen Huchmann. Shareholders’ Council. Merz 04.08.2011 Letter from Peter Clark. Office of Inspector General. Petit, of Health & Human Services 03.30.2011 FRX Letter to the HHS-OIGfrom Debevoise & Plimpton LLP News Reoorts

06.15.2011 Letter from John j. Castellani, President and CEO, PhRMA 04.18.2011 Letter from Dr. Jochen Huckmann, Shareholder’s Council, Merz 04.08.2011 Letter from Peter Clark, Office of Inspector General, Dept, of Health & Human Services 03.30.2011 FRX Letter to the HHS-OIG from Debevoise & Plimpton LLP
News Reports
Date Title 05.05.2001 “Forest firing-The Government seeks to sack an innocent boss” — The Econimist 05.02.2011 “Kathleen Spitzer” — The Wall STreet Journal 04.29.2011 “The Goverments’s Power to Oust a C.E.O.” — DeaBook, The New York Times 04.26.2011 “U.S.Effort to Remove Drug CEO Jolts Firms” — The Wall Street Journal